Exhibit 99.1

Vitae Pharmaceuticals Prices Public Offering of Common Stock

FORT WASHINGTON, PA, March 24, 2016 — Vitae Pharmaceuticals, Inc. (NASDAQ: VTAE), a clinical-stage biotechnology company, today announced the pricing of an underwritten public offering of 5,833,333 shares of its common stock at a price to the public of $6.00 per share. In connection with the offering, Vitae has granted the underwriters a 30-day option to purchase up to an additional 875,000 shares of its common stock on the same terms and conditions. Gross proceeds from the sale of shares are expected to be approximately $35 million, excluding any exercise of the underwriters’ option to purchase additional shares. All shares in this offering are being sold by Vitae. This offering is expected to close on or about March 30, 2016 subject to customary closing conditions.

Vitae anticipates using the net proceeds from this offering to advance the clinical development of Vitae’s RORgt program, including, among other items, the completion of a 16-week Phase 2b clinical trial of VTP-43742 in psoriasis patients, to advance the clinical development of Vitae’s LXRβ program, including, among other items, the completion of the ongoing Phase 2a proof-of-concept clinical trial of VTP-38543 in atopic dermatitis patients, and the remainder to fund working capital and for other general corporate purposes.

Piper Jaffray & Co. and BMO Capital Markets Corp. are acting as joint book-running managers for the offering. Wedbush PacGrow is acting as co-manager for the offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (SEC) and declared effective by the SEC on November 5, 2015. The offering was made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s web site at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to these securities may also be obtained, when available, by sending a request to: Piper Jaffray & Co. Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota, 55402, or by telephone at (800) 747-3924, or by emailing prospectus@pjc.com; or to BMO Capital Markets Corp. by telephone at (800) 414-3627 or by emailing bmoprospectus@bmo.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

Vitae Pharmaceuticals, Inc.	Tel: (215) 461-2000
502 West Office Center Drive	Fax: (215) 461-2006
Fort Washington, PA 19034	www.vitaepharma.com

About Vitae Pharmaceuticals

Vitae Pharmaceuticals is a clinical-stage biotechnology company developing first-in-class product candidates with potential to transform the treatment paradigm for patients with significant unmet medical needs. Initial indications being pursued include psoriasis, other autoimmune disorders, and atopic dermatitis. Vitae’s lead clinical assets include VTP-43742, an oral RORgt inhibitor currently being studied in patients with moderate to severe psoriasis, and VTP-38543, an LXRβ selective agonist being studied in patients with mild to moderate atopic dermatitis.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements regarding the closing of the public offering and Vitae’s use of proceeds therefrom. These forward-looking statements are subject to a number of risks, including the satisfaction of customary closing conditions related to the proposed public offering and the risk factors set forth from time to time in Vitae’s SEC filings, including but not limited to the risks that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vitae’s Annual Report on Form 10-K for the year ended December 31, 2015, which is on file with the SEC and available on the SEC’s website at www.sec.gov.

In addition to the risks described above and in Vitae’s other filings with the SEC, other unknown or unpredictable factors also could affect Vitae’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Vitae undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

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INVESTORS:

Vitae Pharmaceuticals, Inc.

Richard S. Morris, CPA

Chief Financial Officer

(215) 461-2000

rmorris@vitaerx.com

Westwicke Partners

John Woolford

(443) 213-0506

john.woolford@westwicke.com

MEDIA:

6 Degrees PR

Tony Plohoros

(908) 591-2839

tplohoros@6degreespr.com